EXHIBIT 10.38

Execution Copy

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into as of January 21, 2004 by and among DDi Corp., a Delaware corporation (the “Company”), and the purchasers identified on the Schedule of Investors (the “Purchasers”) attached hereto as Exhibit A (the “Schedule of Investors”).

WITNESSETH:

WHEREAS, the parties hereto desire to enter into this Agreement for the purpose of setting forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and the conditions precedent to the consummation of the transactions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual provisions, agreements and covenants contained herein, the parties hereto agree as follows:

1.     Agreement to Purchase and Sell.

(a)    Sale and Issuance of Common Stock.    Subject to the terms and conditions of this Agreement, each Purchaser severally and not jointly agrees to purchase at the Closing (as such term is defined below), and the Company agrees to issue and sell to the Purchasers at the Closing, the number of shares (the “Shares”) of the Company’s common stock, $0.001 par value (“Common Stock”) set forth opposite each Purchaser’s name on the Schedule of Investors at a purchase price of $15.98 per Share. The aggregate investment in the Common Stock by the Purchasers is up to $15,980,000.00.

(b)    Use of Proceeds.    The Company shall use the proceeds from the sale of the Shares as follows: (i) up to $6,000,000 may be used to repay indebtedness of the Company to the lenders party to that certain Second Amended and Restated Credit Agreement dated as of December 12, 2003, among the Company, Dynamic Details Incorporated and the lenders and agents party thereto, and (ii) the balance shall be used for working capital purposes.

2.    Closing.    The completion of the purchase and sale of the Shares pursuant to Section 1 will take place at the offices of Goodwin Procter LLP, 53 State Street, Boston, MA 02109, at 10:00 a.m., Eastern Time, on January 21, 2004 or at such other place and time as mutually agreed upon by the Company and the Purchasers (the “Closing”). Prior to the time of Closing, the Company shall deliver to a custodian for each of the Purchasers, one or more stock certificates registered in the name of the nominee of each custodian, evidencing the shares to be purchased by such Purchaser against delivery to the Company by such Purchaser of the purchase price therefor. Each custodian will execute a receipt of stock certificates in form reasonably satisfactory to the Company. If, for any reason, the Closing does not occur within forty-eight hours of the Company’s delivery to the custodians of the stock certificates, each custodian shall immediately return such stock certificates to the Company or an authorized representative thereof.

3.    Separate Agreements.    The Company’s agreement with each of the Purchasers is a separate agreement, and the sale of the Shares to each of the Purchasers are separate sales, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement.

4.    Representations, Warranties and Covenants of the Company.    The Company represents and warrants to, and covenants with, each Purchaser as follows:

(a)    Organization; Good Standing; Qualification.    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated in this Agreement and the Registration Rights Agreement (as defined below). Each of the Company’s subsidiaries (as defined in Rule 405 under the Securities Act) is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has full corporate, limited liability or other power and authority to conduct its business as presented conducted and as proposed to be conducted by it. The Company and each of its subsidiaries is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on their business, result of operations, prospects, properties or condition (financial or otherwise) taken as a whole (a “Material Adverse Effect”) and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. The Company owns 100% of the outstanding equity securities of each of its subsidiaries and no other Person has any right to acquire any equity securities of any subsidiary of the Company, except for shares of preferred stock of DDi Europe Limited issuable to holders of the Company’s Series A Preferred Stock upon conversion or exchange of the Company’s Series A Preferred Stock.

(b)    Authorization.    The Company has taken all corporate action required to authorize the execution and delivery of this Agreement and the Registration Rights Agreement attached hereto as Exhibit B (the “Registration Rights Agreement”) and the performance of its obligations hereunder and thereunder, including the issuance of the Shares. This Agreement and the Registration Rights Agreement are legal, valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

(c)    Valid Issuance of Common Stock.    When issued to and paid for by the Purchasers in accordance with the terms of this Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable free and clear of all liens, and the issuance of the Shares will not be subject to any preemptive or similar rights.

(d)    Capitalization.    As of the date of this Agreement, the authorized and outstanding capitalization of the Company consists of (i) a total of 5,000,000 authorized shares of preferred stock, $0.001 par value per share, 1,000,000 of which were issued and outstanding as of the close of business on January 14, 2004, and (ii) a total of 75,000,000 authorized shares of Common Stock, $0.001 par value per share, of which 23,749,926 shares were issued and outstanding as of the close of business on January 14, 2004. All of such outstanding shares are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. In addition to the foregoing, as of January 14, 2004, (i) options to purchase a total of up to 2,418,758 shares of Common Stock were outstanding under the Company’s 2003 Management Equity Incentive Plan (the “Plan”), (ii) the Company is authorized to issue up to 1,250,000 shares of restricted Common Stock, which are subject to forfeiture under certain circumstances, under the Plan, (iii) the Company is authorized to grant options to purchase up to 2,521,362 additional shares of Common Stock pursuant to the Plan, (iv) warrants to purchase up to a total of 3,114,078 shares of Common Stock were outstanding pursuant to a Secured Lender Warrant Agreement, dated as of December 12, 2003, subject, pursuant to anti-dilution protection provisions in the Secured Lender Warrant Agreement, to increases of (x) an additional 114,286 warrant shares as a result of the transactions consummated hereunder and (y) an additional 22,965 warrant shares upon any conversion of the Houlihan Note (defined below) without giving effect to any accrued and unpaid interest thereon, (v) warrants to purchase up to a total of 778,519 shares of Common Stock were outstanding pursuant to a Senior Discount Warrant Agreement, dated as of December 12, 2003, subject to anti-dilution protection provisions in the Senior Discount Warrant Agreement, to increases of (x) an additional 28,571 warrant shares as a result of the transactions consummated hereunder and (y) an additional 5,742 warrant shares upon any conversion of the Houlihan Note without giving effect to any accrued and unpaid interest thereon, and (vi) 200,946 shares of Common Stock were issuable upon conversion of a promissory note issued to Houlihan Lokey Howard & Zukin (the “Houlihan Note”), subject to adjustment for accrued and unpaid interest thereon. In addition, the Company is authorized to issue up to 500,000 shares pursuant to stock options to be granted to non-employee directors of the Company pursuant to the Company’s 2003 Directors Equity Incentive Plan. Except as set forth in this Section 4(d) of the Agreement, there are no other outstanding options, warrants or similar agreements or rights for the purchase from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company’s capital stock. Without limiting the foregoing, no preemptive right, co-sale right, right of first refusal, registration right, or other similar right exists with respect to the issuance and sale of the Shares. No approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Shares. Except as disclosed in the Disclosure Documents (as defined below), there are no stockholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(e)    Defaults.    Neither the issuance and sale of the Shares hereunder nor execution and delivery of this Agreement and the Registration Rights Agreement and the performance of the Company’s other obligations hereunder or thereunder will (A) violate or conflict with, result in a breach of or constitute a default (or an event that, with notice or lapse of time, would constitute a default) under (i) the certificate of incorporation or bylaws of the Company; (ii) any decree, judgment, order or determination of any court, governmental agency or body, or any arbitrator having jurisdiction over the Company or any of the Company’s assets; (iii) any law, rule or regulation applicable to the Company or its subsidiaries; or (iv) the terms of any material agreement or agreement required to be filed with the Commission (as defined below) by which the Company or any of its subsidiaries is bound or to which any property of the Company or any of its subsidiaries is subject, except where such violations, conflicts, breaches or defaults would not, individually or in the aggregate, have a Material Adverse Effect, or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any of its subsidiaries or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound or to which any of the material property or assets of the Company or any of its subsidiaries is subject. Neither the sale of the Shares hereunder nor the performance of the Company’s other obligations under this Agreement or the Registration Rights Agreement will result in the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization, right or approval applicable to the Company or any of its subsidiaries, its businesses or operations or any of its assets or properties. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States or any other person is required for the execution and delivery of this Agreement and the Registration Rights Agreement and the valid issuance and sale of the Shares to be sold pursuant to this Agreement, other than such as have been made or obtained, and except for any post-closing securities filings or notifications required to be made under federal or state securities laws. Based in part on the representations made by each of the Purchasers in this Agreement, the offer and sale of the Shares to each of the Purchasers will be in compliance with applicable federal and state securities laws.

(f)    General Solicitation.    Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has offered the Shares for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”).

(g)    SEC Filings.    The Company’s Annual Report on Form 10-K for the year ended December 31, 2002, the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2003, June 30, 2003 and September 30, 2003, all Current Reports on Form 8-K filed by the Company and all other documents, if any, filed by the Company with the Securities and Exchange Commission (the “Commission”) since January 1, 2003 (collectively, the “Disclosure Documents”), as of the respective dates thereof, do not contain any untrue statements of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. The Disclosure Documents have been prepared in all material respects in compliance with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has timely made all filings required under the Exchange Act during the twelve months preceding the date of this Agreement and, until a registration statement covering the resale of the Shares by the Purchasers shall have been filed with, and declared effective by the Commission, the Company shall timely make all filings required under the Exchange Act. The Company is in compliance with the applicable requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder promulgated by the Commission.

(h)    Financial Statements.    The consolidated financial statements of the Company included in each of the Disclosure Documents, including the schedules and notes thereto, comply in all material respects with all applicable accounting requirements and the requirements of the Securities Act or the Exchange Act (as applicable) and all rules and regulations promulgated thereunder, fairly present, the financial condition and results of operations and cash flows of the Company and its subsidiaries at the respective dates and for the respective periods indicated and have been prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied throughout such periods; provided, however, that unaudited financial statements contained in the Disclosure Documents have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission, and certain information and disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such regulations. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act. The other financial information contained in the Disclosure Documents has been prepared on a basis consistent with the financial statements of the Company.

(i)    No Material Adverse Change.    Except as described in Schedule 4(i), since September 30, 2003, there has not been (a) any material adverse change in the properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole (b) any material adverse event affecting the Company, (c) any obligation or liability, direct or contingent, that is material to the Company, incurred by the Company or any of its subsidiaries, except obligations incurred in the ordinary course of business, (d) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, (e) any loss or damage (whether or not insured) to the physical property of the Company which has been sustained which could reasonably be expected to have a Material Adverse Effect or (f) any change in the Company’s method of accounting.

(j)    Offering.    Subject in part to the truth and accuracy of each Purchaser’s representations set forth in Section 5 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for filings under applicable federal and state securities laws which may be made after the Closing.

(k)    Intellectual Property.

(i)  Except as described in Schedule 4(k), the Company and its subsidiaries has exclusive ownership or a valid license or legal right to use all patent, copyright, trade secret, trademark, customer lists, designs, formulas, manufacturing or other processes, computer software, systems, data compilation, research results or other proprietary rights used in the business of the Company and its subsidiaries and material to the Company and its subsidiaries, taken as a whole, (collectively, “Intellectual Property”) other than Intellectual Property generally available on commercial terms from other sources. All of such patents, trademarks and copyrights owned by the Company have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other jurisdictions in which the Company and its subsidiaries has registered such patents, trademarks and copyrights and have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and all such jurisdictions.

(ii)  All material licenses or other material agreements under which (i) the Company or any of its subsidiaries is granted rights in Intellectual Property, other than Intellectual Property generally available on commercial terms from other sources, and (ii) the Company and its subsidiaries have granted rights to others in Intellectual Property owned or licensed by the Company, are in full force and effect and, to the knowledge of the Company, there is no material default by the Company thereto.

(iii)  Except as described in Schedule 4(k), no proceedings have been instituted or are pending which challenge the rights of the Company or any of its subsidiaries in respect to the Company’s or any of its subsidiaries’ right to the use of the Intellectual Property. The Company and its subsidiaries have the right to use, free and clear of material claims or rights of other persons, all of its customer lists, designs, formulas, computer software, systems, data compilations, and other information that are required for its products or its business as presently conducted.

(iv)  The Company believes it has taken all steps required in accordance with sound business practice and business judgment to establish and preserve its ownership of all material copyright, trade secret and other proprietary rights with respect to its products and technology, including obtaining written agreements from its employees regarding confidentiality and assignments of inventions.

(v)  Except as described in Schedule 4(k), the present business, activities and products of the Company and its subsidiaries do not infringe any intellectual property of any other person, except where such infringement would not have a Material Adverse Effect. Except as described in Schedule 4(k), no proceeding charging the Company or any of its subsidiaries with infringement of any adversely held Intellectual Property has been filed. There exists no third party unexpired patent or patent application which includes claims that would be infringed by, or otherwise have a Material Adverse Effect. To the knowledge of the Company, neither the Company nor any of its subsidiaries is making unauthorized use of any confidential information or trade secrets of any person. Neither the Company, its subsidiaries nor, to the knowledge of the Company, any of its employees have any agreements or arrangements with any persons other than the Company related to confidential information or trade secrets of such persons, other than such agreements that would not restrict the Company or any of its subsidiaries from conducting its business as currently conducted.

(l)    Contracts.    Neither the Company nor any of its subsidiaries is in violation or default (i) of any provision of its certificate of incorporation or bylaws or other charter document, as amended, or (ii) of any instrument, judgment, order, writ, decree or contract or in the performance of any bond, debenture, note or other evidence of indebtedness to which it is a party or by which it is bound, nor is the Company or any of its subsidiaries in violation of any provision of any federal or state statute, rule or regulation or any law, ordinance or order of any court or governmental agency or authority applicable to the Company or its subsidiaries, which violations would, individually or in the aggregate, have a Material Adverse Affect. The contracts described in the Disclosure Documents or incorporated by reference therein that are material to the Company are in full force and effect on the date hereof, and neither the Company, any of its subsidiaries, nor, to the Company’s knowledge, any other party to such contracts is in breach of or default under any of such contracts which would have a Material Adverse Effect.

(m)    Exchange Act Registration.    The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company (i) has filed an application to list the Common Stock on the Nasdaq National Market (the “NNM”), (ii) meets the listing requirements for listing its common stock on the NNM and (iii) will use its best efforts to effect such listing on the NNM.

(n)    Taxes.    Except as described in Schedule 4(n), the Company and all its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any of its subsidiaries.

(o)    Legal Proceedings.    Except as described in Schedule 4(o), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any of its subsidiaries or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement and the Registration Rights Agreement or the issuance of the Shares or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Except as described in Schedule 4(o), neither the Company, its subsidiaries, nor, to the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company, any of its subsidiaries or any current or former director or officer of the Company or any of its subsidiaries. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1934 Act or the Securities Act.

(p)    Governmental Permits, Etc.    The Company and its subsidiaries have all necessary franchises, licenses, certificates and other authorizations (collectively, “Permits”) from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company and its subsidiaries as currently conducted except where the failure to currently possess could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Permit.

(q)    Disclosure.    The Company understands and confirms that the Purchasers have and will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(r)    No Manipulation of Stock.    The Company has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

(s)    Company not an “Investment Company”.    The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(t)    Foreign Corrupt Practices.    Neither the Company, its subsidiaries, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company or its subsidiaries, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any of its subsidiaries (or made by any person acting on their behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(u)    Accountants.    PriceWaterhouseCooper LLP, who the Company expects will express their opinion with respect to the financial statements to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

(v)    Transfer Taxes.    On the Closing date all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold to the Purchasers hereunder on the Closing date, will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

(w)    Insurance.    The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged. The Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost, except for such increases in cost or decreases in coverage as are likely to be experienced by similarly situated companies.

(x)    Transactions With Affiliates And Employees.    Except as described in the Disclosure Documents, none of the officers or directors of the Company or any of its subsidiaries and, to the knowledge of the Company, none of the employees of the Company or any of its subsidiaries is presently a party to any transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (a) for payment of salary or consulting fees for services rendered, (b) reimbursement for expenses incurred on behalf of the Company or any of its subsidiaries and (c) for other employee benefits, including stock option agreements under any stock option plan of the Company.

(y)    Internal Accounting Controls.    The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and its subsidiaries and designed such disclosure controls and procedures to ensure that material information relating to the Company and its subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-K or 10-Q, as the case may be, is being prepared. The Company’s certifying officers evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the Form 10-Q for the quarter September 30, 2003 (such date, the “Evaluation Date”). The Company presented in its Form 10-Q for the quarter ended September 30, 2003 the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls. The Company is not aware of any reason PriceWaterhouseCoopers LLP will not be able to favorably attest to the effectiveness of the Company’s internal controls and procedures.

(z)    Certain Fees.    Other than a fee of $728,900 to be paid by the Company to Houlihan Lokey Howard & Zukin at the Closing, no brokerage or finder’s fees or commissions are or will be payable by the Company or any of its subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. To the knowledge of the Company, the Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this section that may be due in connection with the transactions contemplated by this Agreement.

(aa)    Registration Rights.    Except as described in Schedule 4(y) and except pursuant to the Registration Rights Agreement, no person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(bb)    No Integrated Offering.    Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchasers or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of the Nasdaq National Market.

(cc)    Form S-3 Eligibility.    The Company shall use its best efforts to become eligible to register its Common Stock using Form S-3 promulgated under the Securities Act and once the Company becomes eligible to use Form S-3 it shall use its best efforts to maintain its eligibility to use Form S-3 until the end of the Effectiveness Period (as defined in the Registration Rights Agreement). Assuming the Company’s common stock is listed for trading on the Nasdaq National Market and the Company files its annual report on Form 10-K on or before March 30, 2003, the Company will be eligible to use Form S-3 on March 31. 2004.

(dd)    Material Non-Public Information.    The Company has not provided any of the Purchasers or their counsel with any material non-public information regarding the Company or its securities.

(ee)    Properties.    Except as described in Schedule 4(cc), the Company and its subsidiaries have good and marketable title to all the properties and assets reflected as owned by them in the financial statements included in or incorporated by reference into the Disclosure Documents, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (a) those, if any, reflected in such financial statements, (b) those of the United States Government to exercise rights with respect to inventions made with Government support, or (c) those which are not material in amount and do not adversely affect the use made and promised to be made of such property by the Company or any of its subsidiaries. The Company and its subsidiaries hold their leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to their respective businesses. Except as disclosed in the Disclosure Documents, the Company and its subsidiaries own or lease all such properties as are necessary to its operations as now conducted.

(ff)    Solvency.    Based on the financial condition of the Company and its subsidiaries on a consolidated basis as of the Closing date (and assuming that the Closing shall have occurred), (a) the fair saleable value of the assets of the Company and its subsidiaries on a consolidated basis exceeds the amount that will be required to be paid on or in respect, the existing debts and other liabilities (including known contingent liabilities) of the Company and its subsidiaries on a consolidated basis as they mature, (b) the assets of the Company and its subsidiaries on a consolidated basis, together with such additional capital as the Company believes is reasonably available to the Company and its subsidiaries, do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company and its subsidiaries, and (c) the current cash flow, together with the proceeds of the Company and its subsidiaries on a consolidated basis would receive were it to liquidate all of its assets, after taking into account all anticipated uses of the cash would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. Neither the Company nor any of its subsidiaries intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(gg)    Application of Takeover Protections.    The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover provision under the Company’s Certificate of Incorporation or the laws of Delaware or any agreement to which the Company is a party that is or could become applicable to the Purchasers as a result of their and the Company’s fulfillment of their respective obligations or the exercise of their respective rights under this Agreement, including without limitation the Company’s issuance of the Shares and the Purchasers’ ownership thereof.

(hh)    Certain Registration Matters.    Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 5, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchasers under this Agreement. The Company is eligible to register the resale of its Common Stock by the Purchasers under Form S-1 promulgated under the Securities Act.

5.    Representations and Warranties of the Purchasers.    Each Purchaser (severally and not jointly) represents and warrants, as of the date hereof as follows:

(a)    Authorization.    Such Purchaser has the capacity to enter into this Agreement and to purchase the Shares from the Company pursuant to the terms and conditions of this Agreement. This Agreement is a legal, valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. If such Purchaser is a corporation, partnership or other entity, such Purchaser has taken, or prior to the Closing, will have taken, all corporate, partnership or other action (as applicable) required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.

(b)    Reliance Upon Purchaser’s Representations.    Such Purchaser represents that the Shares are being purchased for the Purchaser’s own account, for investment and not for distribution or resale to others. Such Purchaser understands that the issuance of the Shares hereunder has not been registered under the Securities Act, based on the exemption from registration provided by Section 4(2) of the Securities Act, and that the Company’s reliance on such exemption depends in part on such Purchaser’s representations and warranties in this Agreement.

(c)    Restricted Securities.    Such Purchaser understands that the Shares constitute “restricted securities” within the meaning of Rule 144 under the Securities Act and may not be sold, pledged or otherwise disposed of unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from registration is available.

(d)    Accredited Investor.    Such Purchaser is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.

(e)    Legends.    Such Purchaser understands that any certificates evidencing the Shares will bear substantially the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.”

Certificates evidencing the Shares shall not contain any legend (i) following any sale of such Shares pursuant to Rule 144 or pursuant to an effective registration statement, or (ii) if such Shares are eligible for sale under Rule 144(k), or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company agrees that at such time as such legend is no longer required under this section, the Company shall cause its counsel to promptly issue a legal opinion to the Company’s transfer agent if required by the Company’s transfer agent to effect the removal of the legend hereunder as and when any Purchaser so requests. The Company agrees that at such time as such legend is no longer required under this section, it will, promptly following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Shares issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Shares that is free from all restrictive and other legends.

6.    Conditions to Closing.    The obligations hereunder of the Company, on the one hand, and each of the Purchasers, on the other hand, at the Closing are subject to (a) the accuracy of the representations and warranties of the other, (b) the performance by the other of its or their obligations hereunder that are required to be performed at or prior to the Closing, (c) the Registration Rights Agreement being executed and delivered by the Company and each of the Purchasers, and thereupon shall be in full force and effect, (d) this Agreement being executed and delivered by the Company and each of the Purchasers, and thereupon shall be in full force and effect, (e) the Purchasers shall have received a legal opinion of counsel to the Company dated as of the Closing date in form satisfactory to the Purchasers and (f) the Company shall have reimbursed the Purchasers for all their reasonable legal fees and disbursements and other out of pocket expenses incurred by them in connection with the transactions contemplated by this Agreement.

7.    Survival.    All representations, warranties and covenants contained in this Agreement or made in writing by or on behalf of the Company in connection with the transactions contemplated by this Agreement shall survive, (a) for the duration of any statues of limitation applicable thereto, (b) the Closing, (c) any investigation at any time made by the Company, a Purchasers or on such parties’ behalf, and (d) any post-closing disposition of or payment on the Shares. All statements contained in any certificate or other instrument delivered to the Purchaser by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.

8.    Miscellaneous.

(a)    Entire Agreement; Amendments; Waivers.    The terms and conditions of this Agreement and the Registration Rights Agreement in effect between the Company and each Purchaser represent the entire agreement between the parties with respect to the subject matter hereof and thereof, and supersede any prior agreements or understandings, whether written or oral, between the parties respecting such subject matter. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(b)    Successors and Assigns.    This Agreement inures to the benefit of and is binding upon the parties hereto and their respective successors, and no other person has any right or obligation hereunder. No Purchaser may assign this Agreement or any rights or obligations hereunder, other than to “affiliates” (as such term is defined in Rule 144 under the Securities Act) of such Purchaser or to a transferee who is also assigned such Purchaser’s rights in and to the Registration Rights Agreement, without the prior written consent of the Company, such consent not to be unreasonably withheld, provided that any permitted transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the “Purchasers”. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. Any assignment contrary to the terms hereof is null and void and of no force or effect.

(c)    GOVERNING LAW.    THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

(d)    Counterparts.    This Agreement may be executed in one or more counterparts, and such counterparts will together constitute one and the same agreement.

(e)    Notices.    All notices and other communications required or permitted hereunder must be in writing and, except as otherwise noted herein, must be addressed as follows:

(i)	if to the Company, to:

DDi Corp.

1220 Simon Circle

Anaheim, CA 92806

Attention: Timothy J. Donnelly, Esq., Vice President & General Counsel

Facsimile: (714) 688-7619

with a copy to:

Paul, Hastings, Janofsky & Walker LLP

695 Town Center Drive, 17th Floor

Costa Mesa, CA 62626

Attention: John Della Grotta

Fax: (714) 979-1921

(ii)    if to any Purchaser, at the address shown for such Purchaser on the Schedule of Investors, marked for attention as there indicated.

or to such other address as the party to whom notice is to be given may have furnished to the other in writing in accordance with the provisions of this Section 8(e). Any such notice or communication will be deemed to have been received: (x) in the case of telecopy or personal delivery, on the date of such delivery; (y) in the case of nationally-recognized overnight courier, on the next business day after the date sent; and (z) if by registered or certified mail, on the third business day following the date postmarked.

(f)    Expenses.    The Company will reimburse the Purchasers for all their reasonable legal fees and expenses and other out of pocket expenses incurred by them in connection with the negotiation of this Agreement, the Registration Rights Agreement and related documents and agreements and from time to time in connection with any waiver, consent, restatement or amendment thereof.

(g)    Headings.    The descriptive headings herein have been inserted for convenience only and are not to be deemed to limit or otherwise affect the construction of any provisions hereof.

9.    Indemnification.    The Company agrees to indemnify and hold harmless each Purchaser, its respective subsidiaries, any affiliate of any of them and their respective officers, directors and employees and any person who controls (within the meaning of the Securities Act) of any of them (each a “Purchaser Indemnified Party,”) from and against any liabilities, obligations, losses, damages, amounts paid in settlement, penalties, actions, judgments, fines, suits, claims, costs, attorneys’ fees, expenses and disbursements of any kind (“Losses”) which may be imposed upon, incurred by or asserted against any Purchaser Indemnified Party in any manner relating to or arising out of (i) any untrue representation, breach of warranty or failure to perform any covenants or agreement by the Company contained herein, in the Registration Rights Agreement or in any certificate or document delivered pursuant hereto or (ii) any third party or governmental claims relating in any way to such Indemnified Party’s status as a security holder, creditor, director, agent, representative or controlling person of the Company or otherwise relating to such Indemnified Party’s involvement with the Company (including, without limitation, any and all Losses under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, which relate directly or indirectly to the registration, purchase, sale or ownership of any securities of the Company or to any fiduciary obligation owed with respect thereto), including, without limitation, in connection with any third party or governmental action or claim relating to any action taken or omitted to be taken or alleged to have been taken or omitted to have been taken by any Indemnified Party as security holder, director, agent, representative or controlling person of the Company or otherwise, alleging so-called control person liability or securities law liability, but excluding any Losses resulting from such Purchaser Indemnified Party’s breach or violation of the Securities Act, the Exchange Act or other federal or state statutory law or regulation. The Company will also advance expenses as incurred to the fullest extent permitted under applicable law; provided, however, that the Purchaser Indemnified Party provides an undertaking to repay such advances to Company if it is ultimately judicially determined that such Purchaser Indemnified Party is not entitled to indemnification. The Purchasers and the Company will cooperate in the defense of any such matter.

10.    Limitation of Liability.    A copy of the Agreement and Declaration of Trust of each Purchaser is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed on behalf of the Trustees of each Purchaser as Trustees and not individually and that the obligations of this Agreement are not binding upon any of the Trustees, officers or stockholders of the Purchaser individually but are binding only upon the assets and property of such Purchaser. The Company is expressly put on notice that the rights and obligations of each series of shares of each Purchaser under its Declaration of Trust are separate and distinct from those of any and all other series.

11.    Publicity.    The Company agrees that it will not use in advertising or publicity the names of the Purchaser, Fidelity Management & Research Company, any of its partners or employees, any of the funds or accounts managed by it or any of its affiliates, or any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof, in any case without the prior written consent of Fidelity Management & Research Company.

[signature pages follow]

IN WITNESS WHEREOF, the parties have entered into this Stock Purchase Agreement as of the date first set forth above.

DDi Corp.

By:	/s/ TIMOTHY J. DONNELLY

Name: Timothy J. Donnelly
Title: Vice President

FIDELITY ADVISOR SERIES I:
FIDELITY ADVISOR LEVERAGED
COMPANY STOCK FUND

By:	/s/ JOHN N. COSTELLO

Name: John N. Costello
Title: Assistant Treasurer

FIDELITY SECURITIES FUND:
FIDELITY LEVERAGED COMPANY
STOCK FUND

By:	/s/ JOHN N. COSTELLO

Name: John N. Costello
Title: Assistant Treasurer

Address for Holders:
82 Devonshire Street
Boston, MA 02109-3617
Attn: Nathan Van Duzer
Facsimile: (617) 476-7774

With a copy to:
Goodwin Procter LLP
53 State Street
Boston, MA 02109
Attn: H. David Henken, P.C.
Facsimile: (617) 523-1231

Exhibit A

Schedule of Investors

Investor	Total	Number of Shares
Fidelity Advisor Series I: Fidelity Advisor Leveraged Company Stock Fund	$1,118,600	70,000
Fidelity Securities Fund: Fidelity Leveraged Company Stock Fund	$14,861,400	930,000

Total	$15,980,000.00	1,000,000

Exhibit B

Registration Rights Agreement